Exhibit 99.2

Zomedica Pharmaceuticals Corp. Announces $30 Million Public Offering

ANN ARBOR, Mich., July 01, 2020 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American: ZOM), (“Zomedica” or the “Company”), a veterinary diagnostic company, today announced the pricing of its previously announced public offering of 187,500,000 common shares (or common share equivalents) of the Company, together with short-term warrants to purchase up to 187,500,000 common shares, at a combined public offering price of $0.16 per share and accompanying warrant. Each common share (or common share equivalent) is being sold in the offering together with one two-year warrant to purchase one common share at an exercise price of $0.16 per common share. There is no public trading market for the warrants, and Zomedica does not expect a market to develop.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds are expected to be approximately $30 million, before deducting placement agent’s fees and other offering expenses payable by the Company, assuming none of the warrants sold in this offering are exercised for cash. The offering is expected to close on or about July 7, 2020, subject to satisfaction of customary closing conditions.

Zomedica intends to use the net proceeds from the offering primarily for the continued development of its TRUFORMA™ diagnostic platform, including making milestone payments, as they come due, under its existing license and collaboration agreements, other general corporate and working capital purposes and may use a portion of the net proceeds to repurchase some or all of its outstanding Series 1 Preferred Shares, although no agreement has been reached with respect to the terms or conditions of any such repurchase.

A shelf registration statement on Form S-3 (Registration No. 333-228926) relating to the securities being offered was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on January 30, 2019. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. A preliminary prospectus supplement and accompanying base prospectus relating to the offering was filed with the SEC on July 1, 2020 and is available for free on the SEC's website located at http://www.sec.gov. When available, electronic copies of the final prospectus supplement and accompanying base prospectus relating to the public offering may be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (646) 975-6996, or by email to placements@hcwco.com.

The common shares (or common share equivalents) and the warrants are not being offered to residents of Canada or persons in Canada. The common shares (or common share equivalents), warrants and the common shares underlying the warrants and the common share equivalents are being sold on the basis of prospectus exemptions under applicable Canadian securities laws on the basis that the securities will not be distributed back into Canada.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying base prospectus forming a part of the effective registration statement.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) is a veterinary diagnostic company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Forward-Looking Statements
Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to Zomedica’s expectations regarding the public offering. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: market conditions, the completion of the public offering, the satisfaction of customary closing conditions related to the public offering and the intended use of net proceeds from the public offering. There can be no assurance that Zomedica will be able to complete the public offering on the anticipated terms, or at all, as well as uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and pilot and pivotal studies, uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection, risks related to the novel coronavirus disease 2019 (“COVID-19”) and its impact upon Zomedica’s business operations generally, including Zomedica’s ability to develop its diagnostic and therapeutic products, and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:
PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519

Media Contact:
Meredith Newman
mnewman@zomedica.com
+1 734.369.2555 ext. 119